Exhibit 11.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into this Twenty-Fourth day of January, 2007, by and among, those individual purchasers set forth on Schedule A (together, the "Purchasers") and the sellers listed on Schedule A (together, the "Sellers").

RECITALS:

WHEREAS, the Sellers are the owners of 12,911,835 shares (the "Shares") of ownership interest of China Digital Wireless, Inc., a Nevada Corporation (the "Company"), listed adjacent to each of their names on Schedule A, and the Sellers have determined that it is in their best interest to sell, subject to the terms and conditions set forth herein, all of their Shares (the "Sale Shares") to the Purchasers; and

WHEREAS, the Purchasers have determined that it is in their best interests that they purchase, subject to the terms and conditions set forth herein, the Sale Shares from the Sellers in the respective amounts set forth on Schedule A (the "Purchase"); and

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, the Sellers and the Purchasers agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01.     The Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase and acquire, and the Sellers agree to sell, assign, transfer and deliver to the Purchasers, at the Closing, the Sale Shares in exchange for the consideration described on Schedule A (the "Purchase Price").

Section 1.02.     Closing.  The Purchase shall take place  at such other time and place as the Sellers and the Purchasers mutually agree upon, orally or in writing (which time and place is designated as the "Closing").  At the Closing, the Sellers shall deliver to the Purchasers either (i) a certificate or certificates representing the Sale Shares or (ii) instruments of assignment or transfer that shall, in the reasonable opinion of the Purchasers be necessary to transfer the Sale Shares to each of the Purchasers.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01.     Representations and Warranties of the Purchasers.  Each of the Purchasers, on a joint and several basis, represents and warrants to the Sellers as follows:

(a)        The Purchasers have all power and authority to execute, deliver and perform this Agreement.

(b)        This Agreement is the valid and binding obligation of each of the Purchasers, enforceable against each of the Purchasers in accordance with its terms.

(c)        The Sale Shares will be acquired for investment for the account of each of the Purchasers, and not as a nominee or agent, and not with a view to the distribution or public offering thereof.   In connection therewith, each of the Purchasers confirms that he or she is neither a U.S Person, as such term is defined in Rule 902(k) of Regulation S, nor located within the United States, and that the transaction will be between non-U.S. Persons, and take place outside of the United States.

(d)        None of the Purchasers have been contacted concerning the Sale Shares or the matters set forth in this Agreement by means of any advertisement or other general solicitation.

(e)        Each of the Purchasers understands that (i) the Sale Shares have not been registered under either the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state by reason of specific exemptions therefrom and that such securities may be resold in the United States without registration under the Securities Act only in certain limited circumstances.

(f)        The Purchasers have access to information relating to the Company as the Purchasers deem necessary to make an informed investment decision in connection with the Sale Shares, and except as provided in Section 2.02 below, the Sellers are making no representations and warranties concerning the Sale Shares or the business of the Company.

(g)        Each of the Purchasers understands that Regulation S promulgated under the Securities Act, is available only for offers and sales of securities outside the United States, and will comply with Regulation S, attached hereto as Exhibit A, specifically complying with the restrictions on re-sale of the securities of Rules 903 (a) and (b)(3) of Regulation S.

(h)        Legends.  The Purchasers acknowledge that the Sale Shares will bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE SECURITIES, ACKNOWLEDGES THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL OR STATE LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES PURSUANT TO (I) RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS TO WHOM WRITTEN NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (II) THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND ANY APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY TO THAT EFFECT.

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(i)         Each of the Purchasers acknowledge that it is aware of its respective obligations under the Securities Exchange Act of 1934 (the "1934 Act"), including, but not limited  to those filing obligations that are triggered as a result of the consummation of the sale of the Sale Shares pursuant to Sections 13 and 16 of the 1934 Act, together with filings required to be made by the Company, under the control of the Purchasers, after the consummation of the sale of the Sale Shares.

Section 2.02.     Representations and Warranties of the Sellers.  The Sellers represent and warrant to the Purchasers as follows:

(a)        The Sellers have all power and authority to execute, deliver and perform this Agreement.

(b)        This Agreement is the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms.

(c)        The Sellers are the record and beneficial owners of the Sale Shares and the Sale Shares have not been assigned, pledged, sold, transferred or otherwise conveyed.

ARTICLE III

MISCELLANEOUS

Section 3.01.     Governing Law; Successors and Assigns.  This Agreement shall be governed and construed in accordance with the law of the State of Nevada and applicable federal law and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties

Section 3.02.     Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and replaces any prior agreement or understanding between the Purchasers and the Sellers with respect to the transfer of the Sale Shares between the Sellers and the Purchasers.

Section 3.03.  Headings.  The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

Section 3.04.     Counterparts.  This Agreement may be executed in any number of counterpart copies, all of which copies shall constitute one and the same instrument.

Section 3.05.     Independent Counsel.  The Purchasers and the Sellers each acknowledge that this Agreement has been prepared on behalf of the Sellers by Kirkpatrick & Lockhart Preston Gates  Ellis LLP, counsel to the Sellers and that Kirkpatrick & Lockhart Preston Gates Ellis LLP is not representing, and is not acting on behalf of, the Purchasers in connection with this Agreement.  The Purchasers have been provided with an opportunity to consult with their own counsel and their own business, securities and tax advisors with respect to this Agreement.

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SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date first above written.

PURCHASERS

By:

/s/Guohua Ku
Guohua Ku
/s/Hanqiao Zheng
Hanqiao Zheng
/s/Ping Sun
Ping Sun
/s/Qianping Huang
Qianping Huang
/s/Xiaohong Zhang
Xiaohong Zhang
/s/Lixia Zhang
Lixia Zhang

Date: January 24, 2007

SELLERS

By

/s/Caihua Tai
Caihua Tai
/s/Ying Shi
Ying Shi
/s/Jing Song
Jing Song
/s/Ming Mao
Ming Mao
/s/Tianqi Huang
Tianqi Huang
/s/RuijieYu
Ruijie Yu
/s/Sixing Fu
Sixing Fu
/s/Wei Huang
Wei Huang
/s/Weiping Jing
Weiping Jing
/s/Xiaodong Zhang
Xiaodong Zhang

Date: January 24 2007

 SCHEDULE A

Purchasers	Amount of Shares Purchased

Guohua Ku	9,073,700
Hanqiao Zheng	2,406,365
Ping Sun	745,880
Qianping Huang	157,755
Xiaohong Zhang	72,018
Lixia Zhang	456,117
Total:	12,911,835
Total Purchase Price: $ 490,000.00
Sellers	Amount of Shares For Sale

Caihua Tai	8,639,220
Ying Shi	1,791,743
Jing Song	413,480
Ming Mao	413,480
Ruijie Yu	275,652
Tianqi Huang	275,652
Sixing Fu	275,652
Wei Huang	275,652
Weiping Jing	275,652
Xiaodong Zhang	275,652
Total	12,911,835
Total Sales Price: $ 490,000.00

EXHIBIT A

REGULATION S